Exhibit 99.3

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of January 2005 (the “Effective Date”) by and between United Bancshares, Inc., an Ohio corporation with its principal office located in Columbus Grove, Ohio  (“Company”) and Brian D. Young, a resident of the State of Ohio (the “Employee”).   Capitalized terms used but not defined in the text of this Agreement shall have the meaning set forth in Annex A attached hereto.

W I T N E S S E T H:

WHEREAS, the Employee is employed as the Chief Financial Officer and Interim President/Chief Executive Officer of the Company; and

WHEREAS, the Board of Directors of the Company is conducting an evaluation of potential candidates for appointment as the permanent President/Chief Executive Officer of the Company; and

WHEREAS, the Board of Directors of the Company and the Employee recognize the possibility that the Board of Directors may appoint a person other than the Employee as the permanent President/Chief Executive Officer; and

WHEREAS, the Board of Directors of the Company and the Employee acknowledge that for a variety of reasons the Employee may not remain with the Company through the search process or after the appointment of a permanent President/Chief Executive Officer; and

WHEREAS, the Board of Directors of the Company approved and authorized the execution of this Agreement with the Employee.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

1.

TERM.  The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Termination Payment due to the Employee hereunder, (ii) the date on which the Employee’s employment is Terminated for Cause as described herein, (iii) the date eighteen (18) months after a person, other than the Employee, is appointed President/Chief Executive Officer of the Company, or (iv) the date on which the Employee is appointed President/Chief Executive Officer of the Company.

2.

TERMINATION PAYMENT.

a.

Cause for Payment.  If, at any time during the term of this Agreement, either (i) the Employee’s employment is involuntarily terminated for any reason other than Cause or (ii) the Employee voluntarily terminates his employment for Good Reason, the Company shall provide a Termination Payment to the Employee as set forth below.

b.

Amount of Termination Payment.  The Termination Payment shall be a lump sum payment equal to two times the Employee’s annual base salary as of (i) the Effective Date or (ii) the date immediately prior to the effective date of the termination of Employee’s employment, whichever is greater.

c.

Timing of Termination Payment.  The Termination Payment shall be paid to the Employee not later than thirty (30) days after the date the Employee ceases to be employed by the Company.

d.

COBRA.  The Termination Payment shall also include Company-paid COBRA premiums (relating to the Employee’s group medical insurance premiums) for a period of one year after the date of termination of the Employee’s employment.

3.

OTHER BENEFITS.  The Termination Payment described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Company.

4.

WITHHOLDING.  All payments to the Employee under this Agreement will be subject to applicable withholding of state and federal taxes.

5.

MISCELLANEOUS.

a.

Obligation of the Company.  The Company, and not the Board of Directors of the Company or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement.  The Agreement shall be unfunded.

b.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Company, except that the Employee may not assign this Agreement.

c.

Modification.  This Agreement may not be changed, amended, or modified except by a writing signed by all parties hereto.

d.

Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

The Company:

The Employee:

United Bancshares, Inc.

Brian D. Young

ATTN:  Human Resources

415 East College Ave

100 S. High Street

Bluffton, Ohio 45817

Columbus Grove, OH 45830

e.

Governing Law.  This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to the agreements made and to be performed solely within such state.

f.

Headings.  The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

g.

No Mitigation.  The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

h.

Confidentiality.  Employee agrees not to disclose the existence of this Agreement or its terms to anyone other than (i) the Employee’s attorney and the Employee’s financial and tax advisors or (ii) in order to comply with applicable Securities and Exchange Commission disclosure requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

UNITED BANCSHARES, INC.

EMPLOYEE:

By: \s\ James N. Reynolds

\s\ Brian D. Young___________

Brian D. Young

Name:

James N. Reynolds

Chief Financial Officer/ Interim President

and Chief Executive Officer

Title: Chairman

Agreement

Annex A

“Cause” means:  (a) commission of a willful act of dishonesty in the course of the Employee’s duties; (b) conviction by a court of competent jurisdiction of a crime constituting a felony; (c) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (d) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; or (e) the Employee’s continued personal misconduct, inability or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company.  A termination of the Employee for “Cause” shall take effect thirty (30) days after the Company gives written notice of such termination to the Employee specifying the conduct deemed to qualify as cause, unless the Employee shall, during such thirty (30) day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company.

 “Good Reason” means:  (a) a material diminution of Employee's duties, responsibilities, compensation or benefits, (b) a reduction by the Company, or its successor, in Employee's annual base salary as in effect as of the date hereof or as the same may be increased from time to time, (c) the Company, or its successor, requires Employee to relocate to an office more than twenty-five miles from Columbus Grove, Ohio, or (d) a disagreement by the Employee as to the short- and/or long-term strategic plan established for the Company by the Board of Directors and/or management of the Company.